UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 24, 2015

INTRICON CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	1-5005	23-1069060
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1260 Red Fox Road, Arden Hills, MN 55112

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code  (651) 636-9770

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)      At the Annual Meeting of Shareholders (the “Annual Meeting”) of IntriCon Corporation (“IntriCon”), held on April 24, 2015, shareholders approved the 2015 Equity Incentive Plan (the “2015 Plan”). The 2015 Plan was approved by the board of directors of IntriCon in March 2015, subject to shareholder approval.

The purposes of the 2015 Plan are to (i) promote the long-term retention of employees of IntriCon and its current and future subsidiaries (collectively, the “Company”), directors of IntriCon and other persons who are in a position to make significant contributions to the success of the Company; (ii) further reward these employees, directors and other persons for their contributions to the Company’s growth and expansion; (iii) provide additional incentive to these employees, directors and other persons to continue to make similar contributions in the future; and (iv) to further align the interests of these employees, directors and other persons with those of IntriCon’s shareholders. In accordance with the provisions of the 2015 Plan, options, stock appreciation rights, restricted stock or unrestricted stock, deferred stock, restricted stock units or performance awards, for shares of IntriCon common stock, par value $1.00 per share (“Common Stock”), or combinations thereof (collectively, “Awards”) can be granted to participants in the 2015 Plan.

The 2015 Plan is administered by the Compensation Committee of the Board of Directors, which has full and exclusive power to administer and interpret the 2015 Plan, to grant Awards and to adopt such administrative rules, regulations, procedures and guidelines governing the 2015 Plan and the Awards as it may deem necessary in its discretion, from time to time.

As of April 24, 2015 (the “Effective Date”), no additional grants will be made under the Company’s 2006 Equity Incentive Plan (the “2006 Plan”). Any shares of Common Stock not subject to exercised or outstanding grants under the 2006 Plan as of the Effective Date (the “Remaining 2006 Plan Shares”) may be issued under the 2015 Plan. As of the Effective Date, IntriCon also has grants outstanding under the 2001 Stock Option Plan and Amended and Restated Non-Employee Directors’ Stock Option Plan (collectively, with the 2006 Plan, the “Old Plans”). Outstanding grants under the Old Plans will continue to be governed by the terms of such grants and the terms of the Old Plans under which they were issued.

The aggregate number of shares of Common Stock for which Awards may be granted under the 2015 Plan is 500,214 shares of Common Stock (which includes the Remaining 2006 Plan Shares); provided, however, that such share reserve shall be increased from time to time by a number of shares equal to the number of shares of Common Stock that are issuable pursuant to grants outstanding under the Old Plans as of the Effective Date that but for the termination or suspension of the Old Plans, would otherwise have reverted to the share reserve of the Old Plans pursuant to the terms thereof as a result of the expiration, termination, cancellation, cashless exercise, net exercise or forfeiture of such options. As of the Effective Date, options to purchase 1,430,072 shares of Common Stock were outstanding under the Old Plans.

This summary is not intended to be complete and is qualified in its entirety by reference to the 2015 Plan, a copy of which is attached as Appendix A to IntriCon’s proxy statement filed with the Securities and Exchange Commission (“SEC”) on March 6, 2015.

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)      The Annual Meeting of Shareholders of IntriCon was held on April 24, 2015.

(b)      At the meeting, IntriCon’s shareholders: (i) re-elected each of Nicholas A. Giordano and Philip N. Seamon as a director of IntriCon for a term of three years and until his successor is duly elected and qualified; (ii) approved, on an advisory basis, the Company’s executive compensation as disclosed in the Company’s proxy statement, referred to as “say-on-pay”; (iii) approved the 2015 Equity Incentive Plan; and (iv) ratified the appointment of Baker Tilly Virchow Krause, LLP as the Company’s independent auditor for fiscal year 2015.

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The terms of the following directors continued after the meeting: Mark S. Gorder, Robert N. Masucci and Michael J. McKenna.

The tabulation of votes for each proposal is as follows:

(1)	Election of Directors:

Nominee	Votes For	Withheld Authority	Broker Non-Votes
Nicholas A. Giordano	2,208,283	37,035	2,197,128
Philip N. Seamon	2,218,292	27,026	2,197,128

(2)	Approval of Executive Compensation (“Say-on-Pay”):

Votes For	2,190,074
Votes Against	40,423
Votes Abstained	14,821
Broker Non-Votes	2,197,128

(3)	Approval of 2015 Equity Incentive Plan:

Votes For	1,814,217
Votes Against	418,431
Votes Abstained	12,670
Broker Non-Votes	2,197,128

(4)	Ratification of Appointment of Independent Auditor:

Votes For	4,386,050
Votes Against	55,535
Votes Abstained	861
Broker Non-Votes	—

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	2015 Equity Incentive Plan (management contract, compensatory plan or arrangement) (incorporated by reference from Appendix A to the Company’s proxy statement filed with the SEC on March 6, 2015).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTRICON CORPORATION

By:	/s/ Scott Longval
Name:	Scott Longval
Title:	Chief Financial Officer

Date:  April 29, 2015

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Exhibit Index

Exhibit No.	Description
10.1	2015 Equity Incentive Plan (management contract, compensatory plan or arrangement) (incorporated by reference from Appendix A to the Company’s proxy statement filed with the SEC on March 6, 2015).

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